                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                _______________



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                                 July 28, 1999



                       WEITZER HOMEBUILDERS INCORPORATED
               (Exact Name of Registrant as Specified in Charter)



           FLORIDA                     0-25850             65-0502494
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission          (IRS Employer
     of Incorporation)               File Number)       Identification No.)


       14505 Commerce Way, Suite 400
           Miami Lakes, Florida                                  33016
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

       Registrant's telephone number, including area code: (305) 819-4663



                                      N/A
         (Former Name or Former Address; if Changed Since Last Report)

ITEM 5.   Other Events.

          On July 28, 1999, Weitzer Homebuilders Incorporated (the "Registrant"), entered into an Amendment (the "Amendment"), to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), by and among the Registrant, an affiliate of the Registrant, and Century Partners Group, Ltd. ("Century"), a Florida limited partnership. Pursuant to the terms of the Amendment, the parties agreed that for various reasons, the parties would not be able to satisfy the terms of the existing escrow agreement, pursuant to which an aggregate 22,123,893 shares of the Registrant's Class A Common Stock issued in the name of Century, and the consideration therefore (consisting of that certain promissory note issued by Century in the aggregate principal amount of $24,778,761.07, and the cash par value of the shares ($221,238.93)), were being maintained in escrow pending the consummation of the transactions contemplated by the Purchase Agreement. Accordingly, in accordance with the terms of such Amendment, the parties agreed that the afore-described shares and the promissory note would be released from escrow, and returned respectively to the Registrant and Century, for cancellation. The parties further agreed that the Registrant would issue to Century in consideration for the cash payment of $1,130,998 at closing, options to purchase an aggregate 22,123, 893 shares the Registrant's Class A Common Stock at an exercise price of $1.13 per share. Of said options, an aggregate 12,123,893 options expire on September 2, 1999, an aggregate 5,000,000 expire on November 2, 1999, and an aggregate 5,000,000 expire on February 2, 2000. The Amendment further provides that in the event of any inconsistency between the Amendment and the Purchase Agreement, the Amendment shall govern.

ITEM 7.   Financial Statements and Exhibits.

     (c)  Exhibits

     Exhibit 10.3 - Amendment, dated as of July 28, 1999, to Stock Purchase Agreement, by and among Weitzer Homebuilders Incorporated, Century Partners Group, Ltd. and Chai Capital Ltd., dated as of June 22, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               WEITZER HOMEBUILDERS INCORPORATED



                                          By: /s/ Harry Weitzer
                                             ----------------------------------
                                              Harry Weitzer, President

July 28, 1999

                                       2